Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-8 No. 33-95262) pertaining to the 1993 Stock Option Plan of Sheffield Medical Technologies Inc., the 1993 Restricted Stock Plan of Sheffield Medical Technologies Inc. and options granted to directors, officers, employees, consultants and advisors of the Company pursuant to other employee benefit plans of Sheffield Medical Technologies Inc. and to the incorporation by reference therein of our report dated February 28, 1996, except for Note 10 as to which the date is April 10, 1996, with respect to the consolidated financial statements of Sheffield Medical Technologies Inc. and subsidiary included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           Ernst & Young LLP

Princeton, New Jersey
October 21, 1996


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